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Press Release dated July 27, 2001

                                                                    Exhibit 99.2

                CAIS INTERNET BECOMES ARDENT COMMUNICATIONS(SM)

                   Company Receives Shareholders Approval to
    Change Corporate Name to Reflect New Business Direction and Brand Value

WASHINGTON, DC (July 27, 2001) - CAIS Internet, Inc. (OTCBB: CAIS), a provider of broadband access and bundled data services to businesses, hotels and public spaces nationwide, today announced that it has received shareholder approval at its annual meeting to formally change its corporate name and brand to Ardent Communications, Inc.(SM)

The Company has launched a new Web site, www.ardentcomm.com and a new general
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phone number, 800-270-0000.  The Company has also applied for a new stock symbol, to be announced upon its approval.

"Changing the Company name to Ardent Communications reflects the successful redirection of our primary model to that of a tier-one, full service ISP providing bundled data services to businesses nationwide," said Michael Lee, President and CEO of Ardent Communications. "While the name, CAIS Internet, has a strong heritage, its brand equity has always been in the hospitality business, an area which is no longer our primary focus. As evidenced in our recent announcements, the Company has effectively transitioned to being a provider of bundled business communications services to businesses nationwide and changing our corporate name to reflect this new brand was a natural move for the Company."

"As a name, Ardent Communications reflects all that this Company is: commitment, enthusiasm, dedication and loyalty," Lee continued. "These are all characteristics of the word "ardent" and we believe it is a brand that truly reflects the Company's passion and dedication in providing consumers with the best data communications experience available on the market today."

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For more information on Ardent Communications, please visit www.ardentcomm.com
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or call 800-270-0000.

Ardent Communications, Inc. (OTCBB: CAIS) is a nationwide supplier of broadband Internet access solutions and provides price competitive high speed Internet services to businesses in 29 Points of Presence (serving 38 metro areas) across the nation utilizing a tier-one, nationwide Internet network and several proprietary technologies. The Company offers always-on, broadband Internet access to its customers through its digital subscriber line (DSL) service, and through T-1, DS-3 and other bandwidth connections in major metropolitan areas throughout the U.S. Additionally, the Company provides bundled data services including Web hosting, colocation services and other value added managed data services. Finally, the Company also provides service to certain hotel properties utilizing installed high speed Internet service and business centers. The Company uses its unmanned business centers and Internet kiosks to deliver broadband Internet access and content to hotels and public venues, such as airports, retail centers, and cruise ships.

Ardent Communications, Inc. is headquartered in Arlington, VA. and operates a coast-to-coast OC-12 clear-channel network, and peers with public and private partners, and at national exchange points.

This release contains statements relating to Ardent's future expectations and business strategies or other "forward-looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the statements. Important factors that may cause actual results to differ from projections include, among others: changes in business and market conditions; changes in the Internet services industry and the general economy; our limited operating history; our ability to manage rapid growth; our ability to enter into joint ventures and other strategic relationships with companies on terms acceptable to us; access to additional capital; and the impact of computer and related problems that may arise from our operations.

Contact:  Peter Benedict
          Ardent Communications
          703-247-6328
          p.benedict@ardentcomm